Exhibit 99.1

Green Thumb Industries Reports First Quarter 2023 Results

CHICAGO and VANCOUVER, British Columbia, May 3, 2023 – Green Thumb Industries Inc. (“Green Thumb” or the “Company”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of RISE Dispensaries, today reported its financial results for the first quarter ended March 31, 2023. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.

Highlights for the first quarter ended March 31, 2023:

•	Revenue increased 2% year-over-year to $249 million.

•	GAAP net income of $9 million or $0.04 per basic and diluted share.

•	Adjusted EBITDA was $76 million or 31% of revenue.

•	Cash flow from operations of $75 million in the first quarter.

•	Cash at quarter end totaled $185 million.

See definitions and reconciliation of non-GAAP measures elsewhere in this release.

Management Commentary

“Green Thumb’s momentum continues to build in 2023, and I am incredibly proud of our team for their unwavering commitment to creating high-quality products and delivering positive experiences for our patients and consumers. In the first quarter, our revenue increased 2% year-over-year to $249 million, despite continued price compression. Net income was $9 million, or $0.04 per diluted share. Adjusted EBITDA increased 14% to $76 million in the quarter, a greater than 300 basis point margin improvement to 30.7% year-over-year,” said Green Thumb Founder, Chairman and Chief Executive Officer Ben Kovler.

“Our $185 million cash balance continues to give us the optionality to make investment decisions that will position us for the increasing demand for legal cannabis, a market estimated by analysts to grow to $75 billion over the next decade. For the past few years, we have made sizeable investments to strengthen our infrastructure and expand our capacity rather than focus our dollars on significant M&A. These strategic decisions strengthen our balance sheet and will allow us to support additional retail locations in key markets this year,” concluded Kovler.

First Quarter 2023 Financial Review

Total revenue increased 2.4% to $248.5 million from $242.6 million in the prior year period, primarily driven by the operations of the Retail segment as well as adult-use legalization in certain markets. Overall retail revenue increased 9.4% versus the first quarter of 2022. First quarter 2023 comparable sales (stores open at least 12 months) increased 6.3% versus the prior year on a base of 73 stores. Consumer Packaged Goods gross revenue increased 4.3% versus the first quarter of 2022.

Gross profit for the first quarter 2023 was $124.7 million or 50.2% of revenue compared to $122.9 million or 50.7% of revenue for the comparable period. The decline in gross margin was primarily driven by price compression.

Green Thumb Industries Inc.

Total selling, general and administrative expenses for the first quarter were $80.5 million or 32.4% of revenue, compared to $68.4 million or 28.2% of revenue for the first quarter 2022. Last year benefitted from an acquisition related non-cash fair value credit, which did not occur in the current period.

Net income attributable to the Company for the first quarter 2023 was $9.1 million or $0.04 per basic and diluted share. This compares with net income in the prior year quarter of $28.9 million, or $0.12 per basic and diluted share.

Adjusted EBITDA, which excluded non-cash stock-based compensation of $6.2 million and $2.3 million of other non-operating expenses, was $76.2 million or 30.7% of revenue as compared to $67.0 million or 27.6% of revenue in the comparable period.

For additional information on these non-GAAP financial measures, see below under “Non-GAAP Financial Information.”

Balance Sheet and Liquidity

As of March 31, 2023, current assets were $357.6 million including cash and cash equivalents of $185.4 million. Total debt outstanding was $277.8 million.

Total basic and diluted weighted average shares outstanding for the three months ended March 31, 2023 were 237.4 million and 237.7 million, respectively.

Other Developments

Subsequent to the quarter end, the Company opened two new retail stores in April 2023:

•	RISE New Hope, Minnesota, the Company’s 78th retail location in the nation. Profits from the first day of sales were donated to Balanced Veterans Network.

•	RISE Grove City, Pennsylvania, the Company’s 79th retail location in the nation. Profits from the first day of sales were donated to Grove City Community Food Pantry.

On April 27, 2023, subsequent to quarter end, the Company announced that Ethan Nadelmann was appointed to its board of directors and joined its compensation committee. Nadelmann brings over 35 years of experience in cannabis policy reform and has a proven track record of transforming state, federal and foreign cannabis and other drug policies through assorted advocacy efforts. He is the founder of both the Drug Policy Alliance and The Lindesmith Center.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the SEC. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Definitions

EBITDA: Earnings before interest, taxes, depreciation and amortization and is a measurement of financial performance without having to factor in financing decisions, accounting decisions or tax environments.

Green Thumb Industries Inc.

Adjusted EBITDA: Earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating costs.

Conference Call and Webcast

Green Thumb will host a conference call on Wednesday, May 3, 2023 at 5:00 pm ET to discuss its first quarter financial results for the quarter ended March 31, 2023. The conference call may be accessed by dialing 844-883-3895 (Toll-Free) or 412-317-5797 (International) with conference ID: 10177062. A live audio webcast of the call will also be available on the Investor Relations section of Green Thumb’s website at https://investors.gtigrows.com and will be archived for replay.

About Green Thumb Industries:

Green Thumb Industries Inc. (“Green Thumb”), a national cannabis consumer packaged goods company and retailer, promotes well-being through the power of cannabis while giving back to the communities in which it serves. Green Thumb manufactures and distributes a portfolio of branded cannabis products including &Shine, Beboe, Dogwalkers, Doctor Solomon’s, Good Green, incredibles and RYTHM. The company also owns and operates rapidly growing national retail cannabis stores called RISE. Headquartered in Chicago, Illinois, Green Thumb has 18 manufacturing facilities, 79 open retail locations and operations across 15 U.S. markets. Established in 2014, Green Thumb employs approximately 4,000 people and serves millions of patients and customers each year. The company was named to Crain’s Chicago Business Fast 50 list in 2021 and 2022 and a Best Workplace by MG Retailer magazine in 2018, 2019 and 2021. More information is available at www.gtigrows.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “opportunity,” “project,” “potential,” “risk,” “anticipate,” “believe,” “plan,” “forecast,” “continue,” “suggests” or “could” or the negative of these terms or variations of them or similar terms or expressions of similar meaning. Furthermore, forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission (the “SEC”), or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. These known and unknown risks include, without limitation: cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change; the Company may be subject to action by the U.S. federal government; state regulation of cannabis is uncertain; the Company may not be able to obtain or maintain necessary permits and authorizations; the Company may be subject to heightened scrutiny by Canadian regulatory authorities; the Company may face limitations on ownership of cannabis licenses; the Company may become subject to U.S. Food and Drug Administration or the U.S. Bureau of Alcohol, Tobacco and Firearms; cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services; the Company may face difficulties acquiring additional financing; the Company faces intense competition; the Company faces competition

Green Thumb Industries Inc.

from unregulated products; the Company is dependent on the popularity and consumer acceptance of our brand portfolio; the Company lacks access to U.S. bankruptcy protections; the Company operates in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where it carries on business; the Company has limited trademark protections; the Company may face difficulties in enforcing its contracts; cannabis businesses are subject to unfavorable tax treatment; cannabis businesses may be subject to civil asset forfeiture; the Company is subject to proceeds of crime statutes; the Company faces exposure to fraudulent or illegal activity; the Company’s use of joint ventures may expose it to risks associated with jointly owned investments; the Company faces risks due to industry immaturity or limited comparable, competitive or established industry best practices; the Company faces risks related to its products; the Company’s business is subject to the risks inherent in agricultural operations; the Company faces risks related to its information technology systems and potential cyber-attacks and security breaches; the Company relies on third-party software providers for numerous capabilities we depend upon to operate, and a disruption of one or more of these systems could adversely affect our business; the Company faces an inherent risk of product liability and similar claims; the Company’s products may be subject to product recalls; the Company may face unfavorable publicity or consumer perception; the Company’s voting control is concentrated; the Company’s capital structure and voting control may cause unpredictability; and sales of substantial amounts of the Subordinate Voting Shares by our shareholders in the public market may have an adverse effect on the market price of the Subordinate Voting Shares. Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and elsewhere in the Company’s filings with the SEC, which are available on the SEC’s website or at https://investors.gtigrows.com. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Investor Contact:

Andy Grossman

EVP, Capital Markets & Investor Relations

InvestorRelations@gtigrows.com

310-622-8257

Media Contact:

MATTIO Communications

GTI@mattio.com

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2023, December 31, 2022 and March 31, 2022

(Amounts Expressed in Thousands of United States Dollars, Except for Share Amounts)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net of discounts	$248,536	$259,270	$242,600
Cost of Goods Sold, net	(123,815)	(135,285)	(119,660)

Gross Profit	124,721	123,985	122,940

Expenses:
Selling, General, and Administrative	80,519	79,994	68,388
Impairment of Goodwill and Intangible Assets	—	88,503	—

Total Expenses	80,519	168,497	68,388

Income (Loss) From Operations	44,202	(44,512)	54,552

Other Income (Expense):
Other Income (Expense), net	924	(10,434)	11,435
Interest Income, net	1,731	1,461	900
Interest Expense, net	(3,816)	(5,088)	(6,070)

Total Other Income (Expense)	(1,161)	(14,061)	6,265

Income (Loss) Before Provision for Income Taxes And Non-Controlling Interest	43,041	(58,573)	60,817

Provision For (Benefit From) Income Taxes	33,636	(7,663)	31,131

Net Income (Loss) Before Non-Controlling Interest	9,405	(50,910)	29,686
Net Income Attributable To Non-Controlling Interest	266	317	747

Net Income (Loss) Attributable To Green Thumb Industries Inc.	$9,139	$(51,227)	$28,939

Net Income per share - basic	$0.04	$(0.22)	$0.12

Net Income per share - diluted	$0.04	$(0.22)	$0.12

Weighted average number of shares outstanding - basic	237,398,253	237,208,543	235,838,947

Weighted average number of shares outstanding - diluted	237,686,092	237,208,543	238,225,420

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from the Unaudited Interim Condensed Consolidated Balance Sheet

(Amounts Expressed in Thousands of United States Dollars, Except for Share Amounts)

March 31, 2023
(Unaudited)
Cash and Cash Equivalents	$185,367
Other Current Assets	172,244
Property and Equipment, Net	620,656
Right of Use Assets, Net	243,926
Intangible Assets, Net	576,909
Goodwill	589,691
Other Long-term Assets	104,374

Total Assets	$2,493,167

Total Current Liabilities	$186,937
Notes Payable, Net of Current Portion and Debt Discount	276,775
Lease Liability, Net of Current Portion	251,607
Other long-Term Liabilities	96,702
Total Equity	1,681,146

Total Liabilities and Equity	$2,493,167

Green Thumb Industries Inc.

For the Three Months Ended March 31, 2023, December 31, 2022 and March 31, 2022

(Amounts Expressed in Thousands of United States Dollars, Except for Share Amounts)

EBITDA, and Adjusted EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. We define each term as follows:

(1) EBITDA is defined as earnings before interest, taxes, other income or expense and depreciation and amortization.

(2) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating costs.

The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believe that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Three Months Ended
Adjusted EBITDA	March 31, 2023	December 31, 2022	March 31, 2022
	(Unaudited)	(Unaudited)	(Unaudited)
Net Income (Loss) Before Noncontrolling Interest (GAAP)	$9,405	$(50,910)	$29,686
Interest Income, net	(1,731)	(1,461)	(900)
Interest Expense, net	3,816	5,088	6,070
Income Taxes	33,636	(7,663)	31,131
Other (Income) Expense, net	(924)	10,434	(11,435)
Depreciation and Amortization	23,501	24,958	22,990

Earnings Before Interest, Taxes, Depreciation and Amortization
(EBITDA) (non-GAAP measure)	$67,703	$(19,554)	$77,542

Share-based Compensation, Non-Cash	6,239	7,778	4,651
Acquisition, Transaction, and Other Non-Operating Costs	2,292	4,512	(15,154)
Goodwill Impairment Charges	—	57,372	—
Write-off of Trade Names	—	31,131	—

Adjusted EBITDA (non-GAAP measure)	$76,234	$81,239	$67,039